Exhibit 24(b)(10)(a)

ATTORNEYS AT LAW

1025 Thomas Jefferson Street, NW | Suite 400 East

Washington, DC 20007-5208

202.965.8100 | fax 202.965.8104

www.carltonfields.com

Atlanta

Hartford

Los Angeles

Miami

New York

Orlando

Tallahassee

Tampa

Washington, DC

West Palm Beach

Exhibit 10(a)

December 29, 2016

Great-West Life & Annuity Insurance Company

8515 East Orchard Road

Greenwood Village, Colorado 80111

Re:	Variable Annuity-2 Series Account
Post-Effective Amendment No. 8 to Registration Statement on Form N-4
File Nos. 333-203262 and 811-05817

Ladies and Gentlemen:

We have acted as counsel to Great-West Life & Annuity Insurance Company, a Colorado corporation, regarding the federal securities laws applicable to the issuance and sale of the contracts described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption “Legal Matters” in the prospectus filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Carlton Fields Jorden Burt, P.A.

Carlton Fields Jorden Burt, P.A.

Carlton Fields Jorden Burt, P.A.

Carlton Fields Jorden Burt, P.A. practices law in California through Carlton Fields Jorden Burt, LLP.